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                                  EXHIBIT 10.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       Consent of Independent Accountants


Board of Directors
AUL American Series Fund, Inc.
Indianapolis, Indiana


We consent to the inclusion in Post-Effective Amendment No. 18 to the Registration Statement of AUL American Unit Trust (the "Trust") on Form N-4 (File No. 33-31375) in the Statement of Additional Information of our report dated February 26, 1999, on our audits of the financial statements of American United Life Insurance Company, and to the incorporation by reference of our report dated February 1, 1999, on our audits of the financial statements of the Trust. We also consent to the reference to our Firm under the caption "Independent Accountant" in the Statement of Additional Information.



                                    /s/  PricewaterhouseCoopers LLP

Indianapolis, Indiana

June 21, 1999

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